UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 2, 2014

MUSCLEPHARM CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	000-53166	77-0664193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4721 Ironton Street, Building A

Denver, Colorado 80239

(Address of principal executive offices) (Zip Code)

(303) 396-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

EXPLANATORY NOTE

On January 6, 2014, MusclePharm Corporation ( “MSLP”), a Nevada corporation, filed a current report on Form 8-K (the “Current Report”) to disclose the consummation of the acquisition of substantially all of the assets of BioZone Pharmaceuticals, Inc. and its subsidiaries, BioZone Laboratories, Inc., and Bakers Cummins Corporation.

The sole purpose of this Amendment No. 1 to the Current Report is to amend such Current Report to correct the date of the report and the references to the closing date from January 6, 2014 to January 2, 2014 and to correct the incorporation by reference in Exhibit 2.1 to correctly reference the Current Report filed by MSLP with the Securities and Exchange Commission (the “SEC”) on November 13, 2013. This Amendment is an amendment and restatement of the original Current Report, in its entirety in order to provide a complete presentation.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On January 2, 2014, MusclePharm Corporation (the “MSLP”) and its newly formed Nevada subsidiary, BioZone Laboratories Inc. (the “Company”) closed its previously disclosed Asset Purchase Agreement (the “APA”) with BioZone Pharmaceuticals, Inc. (“BioZone”) and its subsidiaries, BioZone Laboratories, Inc., and Bakers Cummins Corporation (collectively, the “Seller”). At closing, the Company acquired substantially all of the operating assets of the Seller, including all assets associated with QuSomes, HyperSorb and EquaSomes drug delivery technologies and the name “Biozone”, “Biozone Laboratories” and similar names and domain names (and excluding certain assets including cash on hand). The closing was subject to certain conditions precedent including delivery of a fairness opinion to MSLP by its financial advisor, which MSLP has obtained.

The base purchase price under the APA was 1.2 million shares of the MSLP’s common stock, par value $0.0001 per share, of which 600,000 shares were placed into escrow for a period of 9 months to cover indemnification obligations and which shares are also subject to repurchase from the escrow for $10.00 per share in cash during the 9 month escrow period. The remaining 600,000 non-escrowed shares were issued to Biozone upon closing and are subject to a lockup agreement which permit private sales (subject to the lockup and certain leak out provisions).

MSLP will file financial statements as required under Securities and Exchange Commission rules within the time periods prescribed by those rules.

The foregoing descriptions of the APA are not complete and are qualified in their entirety by reference to Exhibits 2.1, referenced below. In addition, a copy of the press release regarding the closing is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.	Financial Statements and Exhibits.

(a)(b) The financial statements and pro forma financial information for MSLP will be reported on an amended Current Report on Form 8-K not later than March 12, 2014.

(d)	Exhibits.

Exhibit No.	Description

2.1

Asset Purchase Agreement by and among MusclePharm Corporation, a Nevada corporation, Biozone Laboratories, Inc., a Nevada corporation, Biozone Pharmaceuticals, Inc., a Nevada corporation, Biozone Laboratories, Inc., a California corporation, Baker Cummins Corp. a Nevada corporation and Brian Keller dated as of November 12, 2013 (incorporated by reference to Exhibit 10.1 to MSLP’s Current Report on Form 8-K filed with the SEC on November 13, 2013).

99.1	Press release dated January 2, 2014, issued by MusclePharm Corporation (incorporated by reference to Exhibit 99.1 to MSLP’s Current Report on Form 8-K filed with the SEC on November 13, 2013).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MUSCLEPHARM CORPORATION

Dated: January 23, 2014
	By:	/s/ Brad J. Pyatt
	Name:	Brad J. Pyatt
	Title:	Chief Executive Officer and President